PAGE 1
INDEPENDENT AUDITOR'S CONSENT

___________________________________________________________________

The Board and Shareholders
IDS High Yield Tax-Exempt Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





                                              KPMG Peat Marwick LLP
Minneapolis, Minnesota
January  ,  1997